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                                                                 EXHIBIT 10aa-5


                                AMENDMENT TO THE
                         BELLSOUTH STOCK INVESTMENT PLAN



This Amendment is made to the BellSouth Employee Stock Investment Plan ("the Plan"), which was adopted effective April 1, 1996. Pursuant to Section 7.04 of the Plan, the BellSouth Savings Plan Committee hereby amends the Plan, effective January 1, 2001, as follows:

Amend Section 7.04 of the Plan by replacing the termination date of the Plan "December 31, 2000" with the following:

December 31, 2004


APPROVED this 18th day of December, 2001.

BELLSOUTH SAVINGS PLAN COMMITTEE:



/s/ Richard D. Sibbernsen
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Richard D. Sibbernsen
Vice President-Human Resources
Chairman